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                                                                     Exhibit 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, National Trust 238, California Trust 172, Florida Trust 89, New Jersey Trust 141 and New York Trust 176

  We consent to the use of our report dated November 3, 1999, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                             KPMG LLP

New York, New York
November 3, 1999